UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2007

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
JULY 10, 2007

As used in this report, "LaPolla” and the "Company" or "Us" or "We" or “Our” refer to the LaPolla Industries, Inc., unless the context otherwise requires. Our Internet website address is www.lapollaindustries.com. We make our periodic and current reports, together with amendments to these reports, available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01.  Changes in Registrant’s Certifying Accountant

(a)  Dismissal of Independent Accountant

On July 12, 2007, we replaced our independent accountant, Baum & Company, P.A. (“Baum”), with a new larger firm to handle our growing needs. See (b) below for information on our new independent accountant. For the past two years, Baum did not issue a report on the Company’s financial statements containing an adverse opinion or a disclaimer of opinion, or qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended and approved by the Audit Committee, which action was ratified and approved by the Board of Directors. There were no disagreements or reportable events between the Company and Baum during the two most recent fiscal years and any subsequent interim periods preceding such dismissal.

(b)  Engagement of Independent Accountant

On July 12, 2007, we engaged Hein & Associates LLP (“Hein”) as our new independent accountant.  Hein is a full-service accounting and advisory firm that has been providing a broad range of accounting and business advisory services to companies of all sizes and in a variety of industries for more than 25 years with offices in Denver, Houston, Dallas and Southern California. No relationship existed in any manner between the Company and LaPolla prior to the date the Company engaged Hein.

A copy of the press release announcing the change in independent accountants is attached as Exhibit 99.3 to this report.

SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events

American Stock Exchange Accepts Compliance Plan

On July 10, 2007, the American Stock Exchange (“Amex” or “Exchange”) notified us of their acceptance of our Compliance Plan (“Plan”) and granted us an extension until October 22, 2007 to regain compliance with the continued listing standards. We previously reported on our Form 8-K dated April 20, 2007 that we received notice from the Amex Staff indicating that we are below certain of the Exchange’s continued listing standards due to stockholders’ equity of less than $4 Million and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and stockholders’ equity of less than $6 Million and losses from continuing operations and/or net losses in its five most recent fiscal years, as set forth in Sections 1003(a)(ii) and (iii) of the Amex Company Guide. We were afforded the opportunity to submit a Plan to the Exchange and on May 21, 2007 presented our Plan to the Exchange. LaPolla will be subject to periodic review by the Amex Staff during the extension period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange. If the Exchange initiates delisting procedures, we may decide to appeal the ruling, and depending on the outcome of the appeal or otherwise, we will pursue having our common stock quoted on the OTC Bulletin Board.

A copy of the press release announcing the notification by the Exchange is attached as Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2007	LAPOLLA INDUSTRIES, INC.

/s/ Douglas J. Kramer, CEO
Douglas J. Kramer
CEO and President

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Letter from Baum & Company, P.A. dated July 12, 2007.
99.2	Press Release issued by LaPolla Industries, Inc. on July 12, 2007 (Amex Accepts LaPolla’s Compliance Plan).
99.3	Press Release issued by LaPolla Industries, Inc. on July 13, 2007 (LaPolla Engages New Audit Firm).